UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 26, 2012

YTB International, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-18412	20-2181181
(Commission File Number)	(IRS Employer Identification No.)

1901 East Edwardsville Road Wood River, Illinois	62095
(Address of Principal Executive Offices)	(Zip Code)

(618) 655-9477

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2012, Robert M. Van Patten submitted his resignation as President, Chief Executive Officer, interim Chief Financial Officer and a member of the Board of Directors of YTB International, Inc. (the “Company”), effective immediately. The Board of Directors has commenced a search for a new President, Chief Executive Officer and Chief Financial Officer of the Company.  J. Scott Tomer will continue in his roles as Chief Executive Officer of YTB Travel Network, Inc. and Chairman of the Board of Directors of the Company.

Effective May 15, 2012, the Board of Directors appointed Steven Boyd to serve as the Company’s principal financial and accounting officer.  Mr. Boyd, age 59, currently serves as the Company’s Controller and has served in this position since March 2012.  Mr. Boyd also served as the Company’s Controller from February 2006 to August 2008, when he joined MEMC Electronic Materials, Inc., a publicly-traded company, as Senior Manager of Finance and Compensation.  Mr. Boyd served in this position until he rejoined the Company in March 2012 as Controller.

On May 15, 2012, the Company issued a press release announcing the resignation of Mr. Van Patten and the appointment of Mr. Boyd.  A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01.	Other Events.

On May 15, 2012, the Company announced certain business and financial updates, as follows:

• The Company is implementing a restructuring program aimed at improving profitability and focusing its business strategy, which includes a reduction in force and salaries, the anticipated elimination of non-core products and services and the exploration of growth opportunities;

• The Company estimates that the reduction in force and the reduction in salaries will save approximately $2.4 million in operating costs;

• The Company intends to resume evaluating the potential merger with LTS Neutraceuticals, Inc.; and

• The Company’s annual report on Form 10-K for the year ended December 31, 2011 and quarterly report on Form 10-Q for the quarter ended March 31, 2012 will be further delayed, but the Company is working toward compliance with all reporting obligations.

The Company issued a press release announcing these business and financial updates on May 15, 2012, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 901.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release issued by the Company, dated May 15, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YTB INTERNATIONAL, INC.

Date: May 15, 2012	By:	/s/ Steven Boyd
Steven Boyd
Principal Financial and Accounting Officer

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